Exhibit 10.2

RETENTION FEE AGREEMENT

This RETENTION FEE AGREEMENT (this “Agreement”) is made and entered into as of this 29th day of March, 2007, by and between Eagle Family Foods, Inc. (the “Company”) and Craig A. Steinke (the “Executive”).

WHEREAS, subject to the terms and provisions of this Agreement, the Company wishes to provide Executive with an incentive to retain his employment with the Company through the closing of the proposed sale of the Company (or the Company’s sole stockholder, Eagle Family Foods Holdings, Inc.) to the J.M. Smucker Company (the “Transaction”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:

1. Payment of the Retention Fee. Provided that Executive is continuously employed by the Company until immediately prior to the closing of the Transaction, Executive shall be entitled to receive an amount equal to $819,000, payable as soon as practicable following the closing of the Transaction.

2. Withholding. Payments under this Agreement are subject to Federal, state and local income tax withholding and all other applicable federal, state and local taxes. The Company or its successor shall withhold, or cause to be withheld, from any payments made hereunder all applicable federal, state and local withholding taxes.

3. Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all other agreements and understandings, written or oral, between the parties hereto with respect to the subject matter hereof.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

EAGLE FAMILY FOODS, INC.		EXECUTIVE

/s/ Michael P. Conti		/s/ Craig Steinke
By:	Michael P. Conti	Signature
Title:	Vice-President Finance